UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2019

Bright Mountain Media, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Congress Avenue, Suite 2050, Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	561-998-2440

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 25, 2019, Bright Mountain Media, Inc. entered into an amended non-binding letter of intent with Inform, Inc. pursuant to which we may acquire Inform, Inc. in an all stock transaction. The amended non-binding letter of intent replaced in its entirety the February 2019 non-binding letter of intent previously entered into by the parties. Based in Atlanta, Georgia, Inform, Inc. provides data-driven technology solutions for the syndication and monetization of contextually relevant, personalized premium video content. Inform seeks to solve the industry’s supply challenge for premium video by creating new video streams and impression opportunities across the most desirable online publishing destinations in the United States. Inform, Inc. has aggregated a digital audience which provides ad buyers with near certainty in reaching target demographics. The closing of the transaction in which we will issue a to-be-determined number of shares of our common stock is subject to a number of conditions precedent, including satisfactory due diligence by us, the execution of definitive agreements, including an employment agreement with Mr. Greg Peters, the Chief Executive Officer of Inform, Inc., conversion of certain outstanding debt, the closing of certain financings and approval by the Inform, Inc. stockholders, together with other customary conditions precedent.  As our due diligence on Inform, Inc. continues and we cannot predict at this time if we will proceed with this transaction, investors should not place undue reliance on the amended non-binding letter of intent.

Following the execution of the February 2019 non-binding letter of intent with Inform, Inc., between February 2019 and April 2019, we lent that company an aggregate of $544,500 under the terms of 6% promissory notes which initially matured on April 30, 2019. These notes are secured by the pledge of stock in Inform, Inc. by Mr. Peters. On April 25, 2019, in connection with the amended non-binding letter of intent, we extended the due date of these notes to June 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2019	Bright Mountain Media, Inc.

By: /s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer